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CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 2-58934) and in the Registration Statement on Form S-8 (No. 33-28576) of Curtiss-Wright Corporation of our report dated February 6, 1995 appearing on page 14 of the Curtiss-Wright Annual Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.





Price Waterhouse LLP
Price Waterhouse LLP
Morristown, New Jersey
March 31, 1995